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                                                             Exhibit 10.4
                              AGREEMENT



     This AGREEMENT, entered into as of the 1st day of October, 1994, by and between Mallinckrodt Group Inc., a New York corporation (the "Company") and PAUL D. COTTONE ("Executive");

     WHEREAS, the Board of Directors of the Company (the "Board") has elected Executive as a Senior Vice President of the Company and has confirmed his assignment by the Chief Executive Officer of the Company as Chief Executive Officer and President of Mallinckrodt Veterinary, Inc., and

     WHEREAS, the Board has concluded it is in the interest of the Company to enter into a contract with Executive to set forth the terms and conditions of this relationship, as hereinafter set forth;

     NOW, THEREFORE, it is mutually agreed as follows:

     1.   Position.
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  The Company agrees to retain Executive, and Executive agrees to serve, in the above capacities until October 1, 1996, and in such capacities and until such time (subject to the provisions of Section 5 hereof), to devote all of his business time and service and his abilities and attention to the affairs of the Company and its subsidiaries and to the performance of such duties and responsibilities as are provided for or incident to such capacities, under the Bylaws of the Company or otherwise, including such duties and responsibilities as may be assigned to him from time to time by the Chief Executive Officer of the Company of the Board.
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     2.   Base Salary.
          ------------
          Until October 1, 1996, Executive's base salary shall be paid by the Company in such amounts as shall be determined from time to time by the Board provided, however, that during such period, Executive's base salary shall be at the minimum rate of $300,000 per year.

     3.   Other Compensation and Benefits.
          --------------------------------
          Until October 1, 1996, Executive shall be eligible to continue to participate and accrue benefits as the case may be under all incentive compensation plans and programs and all benefit and welfare plans and programs available to executive officers of the Company generally, subject to and in accordance with the terms and conditions of such plans and programs from time to time including, but not limited to, the Supplemental Executive Retirement Plan ("SERP") of Mallinckrodt Group Inc., stock option plans, long-term incentive plans, management incentive compensation plans, executive perquisites, Executive Long-term Disability Plan, and Executive Life Insurance and Accidental Death and Dismemberment Plan. With respect to the Company's Management Incentive Compensation Plan, Executive's target annual bonus thereunder for fiscal years 1995, 1996, and the applicable portion of 1997 shall be calculated at the level of 50% of Executive's salary grade midpoint and may, in the sole and absolute discretion of the Board, be adjusted up or down (even to zero) on account of performance (personal or Company) as against objectives approved by the Board. For fiscal 1995 only we will guarantee a minimum MICP payment of $100,000. Thereafter, MICP payments will be driven solely by performance as outlined above. At the recommendtion of the Chief Executive Officer of the
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Company, the Board shall annually approve and establish written performance objectives (personal and Company) for Executive. The Board's Organization and Compensation Committee ("Committee") annually shall assess his performance against such objectives with the recommendation of the Chief Executive Officer of the Company, and the Committee and/or the Chief Executive Officer shall discuss with Executive the results of such assessment.

     4.   Director of Other Corporations.
          -------------------------------
          With the approval of the Board, Executive may serve as a director of one or more corporations other than the Company or a subsidiary thereof.

     5.   Termination.
          ------------
          (a) Death or disability: The obligation of the Company to pay the base salary to Executive provided in Section 2 shall cease prior to October 1, 1996 (i) upon Executive's death, or (ii) upon termination of Executive as an officer of the Company, whether by action of the Board or by the voluntary termination by Executive, in either case, because Executive shall have become disabled, as described in Section 5(b) below, more than six months prior to October
1, 1996.
          (b)  Definition of disability:  For purposes of Section
5(a), Executive shall be deemed to have become disabled if a physician satisfactory to him and to the Company shall, after having examined him, certify to him and the Company, that he has become disabled in such manner as to make it unlikely, in the written opinion of such physician, that he shall be able to render services substantially as contemplated by Section 1 for at least
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six consecutive months.  No such determination shall be made without at least ten (10) days' prior written notice to Executive and such determination shall not become effective to terminate the Company's obligations to him hereunder until he has been disabled for six months or six months from the date of notice to him, whichever occurs later, but in no event shall such period of disability extend beyond the term of this Agreement. In the event that Executive becomes disabled during the term of this Agreement, his base salary under Section 2 shall be offset by any amounts paid by the Company under the Company's Short-term Salary Continuance Plan or Executive Long-term Disability Plan and, upon termination of the Agreement as a result of his disability or death, Executive shall continue to be eligible for other benefits generally offered to disabled or deceased executives pursuant to the benefit plans and programs of the Company.
          (c) Material Default or voluntary resignation: The obligation of the Company to pay the base salary to Executive pursuant to Section 2 and his eligibility to continue to participate in incentive compensation plans and programs and benefit and welfare plans and programs pursuant to Section 3 shall cease prior to October 1, 1996, in the event (i) the Board acts to terminate Executive as an officer of the Company for cause due to Executive's material default of his obligations, willful misconduct, or gross negligence (other than due to his physical or mental disability), determined as provided in Section 5(d) below, or (ii) Executive voluntarily resigns and leaves the Company.
          (d)  Definition of material default:  The Company shall
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not terminate its obligations pursuant to Section 5(c) (i) on account of Executive's material default, willful misconduct, or gross negligence, unless it shall have first given him notice of its intention to do so, specifying the nature of his material default, willful misconduct, or gross negligence and unless, within a period of thirty days after his receipt of such notice, Executive shall have failed to remedy such material default, willful misconduct, or gross negligence.
          (e)  Effect of voluntary resignation:  In the event
Executive voluntarily resigns as described in Section 5(c) (ii), all obligations of the Company to Executive pursuant to this Agreement shall cease except as provided in subsection (f) of Section 9, it being agreed that the Company's obligations to Executive for incentive compensation, if any, whether payable in cash or shares, shall be determined as provided in the applicable incentive compensation plan or plans.
          (f) Termination without cause: In the event that, prior to October 1, 1996, for any reason other than termination, whether by the Company or by Executive, pursuant to either Section 5(a) or 5(c), the Board shall exercise its authority, in its sole and absolute discretion, to remove Executive as an officer of the Company, he may resign as an officer and employee of the Company. Regardless of when actually signed, such resignation shall be effective as of the time of such exercise of authority by the Board, and shall not be deemed to be subject to Sections 5(a) or 5(c) or otherwise to be a breach of the Agreement. Upon so resigning, (i) Executive shall be entitled to receive, until
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October 1, 1996, (x) the same base salary he was receiving at the time of such resignation (but not less than at the aforesaid annual minimum rate), and (y) (unless the Board shall otherwise specify as provided below) the incentive compensation and benefits that are applicable to him as described in Section 3, and (ii) Executive shall be deemed for purposes of clause (f) (i) above, to continue as an officer and employee of the Company until October 1, 1996, at such rate of base salary and level of benefits.
          (g) Modification: The Company shall provide to Executive the incentive compensation and benefits pursuant to subclause (f) (i)
(y) above unless any of such is modified by any of the following actions which the Board, in its sole and absolute discretion, determines incident to its removal of Executive: (i) the Board shall determine the amount, if any, of Executive's annual bonus and the nature and extent of his perquisites; (ii) the Board may (x) cause the reduction or forfeiture of the amount of money or the number of shares, as the case may be, theretofore conditionally awarded to him pursuant to any long-term incentive compensation plan, in which he is a participant at the time of his resignation, that have not by that time become vested and payable or deliverable to him in accordance with the terms of the plan; and/or (y) terminate or withhold any new, additional, or future award(s) to Executive under the plan; and (iii) to the extent the applicable stock option plan permits, the Board may lengthen the period of time during which he may exercise any stock options(s) granted to him and exercisable at the time of his resignation.
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     6.  Noncompete; Mitigation.  Executive agrees that should he resign as an officer and employee of the Company or should his employment as such otherwise be terminated pursuant to either Section 5(c) (ii) or 5(f), he will not, at any time thereafter until October
1, 1996, become an employee, director, or proprietor of, or consultant to, or partner in, any entity that is then or thereafter becomes a substantial competitor of the Company or any of its wholly-owned subsidiaries, or that he knows has the intention of becoming such a competitor, in respect of any significant product line or lines. Executive further agrees that he shall terminate such competitive activity within thirty days after receipt by him of notice from the Company specifying the nature of such competitive activity and demanding such termination. In the event Executive breaches either or both of the foregoing sentences of this section 6, he shall be deemed to be in material default of his obligations under this agreement, and the Company may pursue such legal and equitable remedies as it deems appropriate to protect the interests of the Company including, without limitation, the termination without further notice to Executive of (i) any payment of cash or shares being made or scheduled to be made pursuant to Section 5(f) (i) (whether or not modified pursuant to Section 5(g)), and (ii) Executive's deemed status as an officer and employee pursuant to Section 5(f) (ii). In addition, any salary or other remuneration received by Executive after such resignation or termination until October 1, 1996, from
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any entity (regardless whether it is a substantial competitor of the
Company or any of its wholly-owned subsidiaries in respect of any significant product line or lines), shall be applied to offset and reduce the amount of any obligation due or claimed to be due Executive including but not limited to the base salary payable to Executive during such period.

     7. Legal Disability. Any payment(s) required to be made by the Company pursuant to this Agreement to a person who is under a legal disability may be made by the Company to or for the benefit of such person in such of the following ways as the Company shall determine: (a) directly to such person (b) to the legal representative of such person, (c) to some near relative of such person to be used for the latter's benefit, or (d) directly in payment of expenses in support, maintenance or education of such person. The Company shall not be required to see to the application by any third party of any payments made pursuant to the immediately-preceding sentence. Except as otherwise provided in said sentence, all payments made by the Company, pursuant to this Agreement, shall be made to Executive in person or in care of his address for the purpose of notice in Section 8.

     8. Notices. Notices given pursuant to this Agreement shall be in writing by United States certified mail. Until Executive notifies the Company to the contrary, notices to him shall be addressed to him at 563 Sayre Drive, Princeton, New Jersey 08540. Until the Company notifies Executive to the contrary, notices to the Company shall be addressed to: Corporate Secretary,
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Mallinckrodt Group Inc., 7733 Forsyth Boulevard, St. Louis, Missouri
63105.

     9.  Miscellaneous.
          (a) This Agreement is executed by the parties at the principal office of the Company in St. Louis, Missouri. All questions arising in respect to this Agreement, including those pertaining to its validity, interpretation and performance, shall be determined in accordance with the laws of the State of Missouri.
          (b) This Agreement may be executed in two counterparts, each of which shall have the force and effect of an original.
          (c) This Agreement shall be binding upon all persons entitled to receive payments hereunder, and their respective heirs, executors, administrators and legal representatives, and upon the Company, its successors and assigns.
          (d) This Agreement supersedes all previous agreements between the Company and Executive, both verbal and written, excluding, however, Executive's Contingent Employment Agreement dated October 1, 1994, his Gross-Up Agreement dated October 1, 1994 and as amended from time to time, and any confidentiality or invention and secrecy agreement to which Executive is a party with the Company or any subsidiary of the Company.
          (e) If any provision of this Agreement is for any reason invalid or unenforceable, such invalidity or illegality shall not affect the remaining provisions. Rather, each provision shall be fully severable and the Agreement shall be construed and enforced as if any invalid or illegal provision had not been included.
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          (f)  The Company confirms that, subject to law, it shall
provide to Executive, at its expense, the cost of legal defense of Executive due to any suit or claim brought against him in his capacity as a director and/or officer of the Company or of any wholly-owned subsidiary thereof. In addition, the Company shall also continue to include Executive among those covered by the Company's director and officer liability insurance, so long as such insurance is available and the Company elects to have such insurance; provided, however, that the unavailability of such insurance coverage or the Company's discontinuance of such insurance shall in no way limit, reduce, or otherwise affect Executive's rights to indemnification from the Company in accordance with law. To the extent the costs of legal defense or indemnification are not provided to Executive by any joint venture in which, at the request of the Company, he serves as a director and/or officer, on account of any suit or claim against him in his capacity as a director and/or officer of such joint venture, the Company agrees to provide such costs of defense and
indemnification to him, to the fullest extent permitted by law.
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     IN WITNESS WHEREOF, the Company has caused these presents to be signed on its behalf and Executive, to evidence his acceptance hereof, has hereunto set his hand and seal as of the day first above-written.

                  Mallinckrodt Group Inc.



                  By               C. RAY HOLMAN
                  ------------------------------------------
                                   C. Ray Holman
                     President and Chief Executive Officer



ACCEPTED:


      PAUL D. COTTONE
- ---------------------------
     Paul D. Cottone


Dated: ____________________